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CDI CORP. BOARD OF DIRECTORS AUTHORIZES STOCK REPURCHASE PROGRAM

Philadelphia, Pa. (Aug. 3, 1998) - CDI Corp. today announced that its Board of Directors has approved a program to repurchase up to five percent of the company's outstanding common stock over a one-year period. Purchases will be made from time to time depending upon the company's share price.

The repurchases will be accomplished primarily through open market purchases but may also be made through privately negotiated transactions. There are currently approximately 20 million shares of common stock outstanding. The company believes that, at current price levels, the repurchase of its shares represents an attractive investment opportunity which will benefit the company and its shareholders.

"Our strong balance sheet gives us great flexibility. This program reflects our strong confidence in our strategic growth plan and represents an attractive opportunity to increase shareholder wealth," said CDI Corp. President and Chief Executive Officer Mitch Wienick. He added, "We have ample room to repurchase shares while continuing to invest in growing our business, including through acquisitions." In that regard, the company is actively seeking to acquire companies providing information technology staffing and outsourcing services and is currently in advanced discussions with several providers of information technology staffing and recruiting services.

Company Information
-------------------

Philadelphia-based CDI Corp. (NYSE: CDI) increases the productivity and competitiveness of its Fortune 1,000 customer base through a full continuum of professional, technical and administrative staffing and outsourcing services. CDI is the nation's largest provider of engineering and engineering support staffing, outsourcing and consulting, and a leading provider of information technology staffing and outsourcing through its IT division. Its Management Recruiters International subsidiary is the world's largest management search and recruitment organization, and its Todays Temporary subsidiary is a leading provider of temporary administrative, legal and financial staffing. With more than 34,000 employees in offices throughout North America and the U.K., CDI serves a broad range of industries, including aerospace, automotive, banking and financial services, computing, electronics, energy and petrochemical, government, marine, pharmaceutical, telecommunications and others. CDI revenues totaled $1.5 billion in 1997. Visit the CDI Corp. web site at www.cdicorp.com.




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Safe Harbor Statement
---------------------

Certain information in this news release contains forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to different materially from those in the forward-looking statements. These include risks and uncertainties such as competitive market pressures, material changes in demand from larger customers, availability of labor, the company's performance on contracts, changes in customers' attitudes towards outsourcing, government policies adverse to the staffing industry, changes in economic conditions, unforeseen events associated with the disposition of discontinued operations and delays or unexpected costs in making modifications to existing software and converting to new software to resolve issues related to Year 2000. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update such information.


                                                  For more information, contact:

                                               John Sanford (Investor Relations)
                 Executive Vice President and Chief Financial Officer, CDI Corp.
                                                       Telephone: (215) 636-1119

                                               Tim Fitzpatrick (Media Relations)
                                   Director, Corporate Communications, CDI Corp.
                                                       Telephone: (215) 636-1107
                                                E-mail: tfitzpatrick@cdicorp.com
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                                               <mailto:tfitzpatrick@cdicorp.com>
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